UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

February 13, 2013
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DEVRY INC.
(Exact name of registrant as specified in its charter)

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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, IL	60515
(Address of principal executive offices)	(Zip Code)

(630) 571-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2013, DeVry Inc. (“DeVry”) granted the following Stock Appreciation Rights (“SARs”) awards to Daniel Hamburger, DeVry’s President and Chief Executive Officer:

●	45,000 SARs. These SARs are fully vested, have an exercise price of $51.23, and have an expiration date of August 28, 2018.

●
34,100 SARs, 50% of which were vested on the grant date, and the remaining vest 25% on August 27, 2013 and 25% on August 27, 2014.  These SARs have an exercise price of $38.71 and have an expiration date of August 27, 2020.

●
20,200 SARs, 25% of which were vested on the grant date, and the remaining vest 25% on August 24, 2013, 25% on August 24, 2014 and 25% on August 24, 2015.  These SARs have an exercise price of $41.87 and have an expiration date of August 24, 2021.

●	17,515 SARs, which vest 25% on August 29, 2013 and 25% on each subsequent anniversary thereof. These SARs have an exercise price of $30.54 and have an expiration date of August 29, 2022.

The terms and conditions of the SARs awards are set forth in separate Stock Appreciation Rights Agreements, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Also on February 13, 2013, DeVry granted Mr. Hamburger 6,850 Restricted Stock Units, which vest 25% on February 13, 2014 and 25% on each subsequent anniversary thereof and have such other terms and conditions as are set forth in the form of Restricted Stock Unit Agreement, a form of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

DeVry granted these awards to Mr. Hamburger to replace the value of stock option grants Mr. Hamburger was told he was receiving in 2008, 2010, 2011, and 2012 but were not fulfilled to the extent they exceeded the limit on the number of stock options that may be granted to any individual participant in a one-year period under the DeVry Inc. Amended and Restated 2005 Incentive Plan.

Item 9.01     Financial Statements and Exhibits.

10.1	Form of Stock Appreciation Rights Agreement.

10.2	Form of Restricted Stock Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date:	February 20, 2013	By:	/s/ Timothy J. Wiggins
Timothy J. Wiggins
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Stock Appreciation Rights Agreement.

10.2	Form of Restricted Stock Unit Agreement